                                                                EXHIBIT 3.14(ii)

                          AMENDED & RESTATED BYLAWS
                                       OF
                             URS CORPORATION -- OHIO
                   (formerly: URS Consultants, Inc. -- Ohio)

                          AMENDED CODE OF REGULATIONS
                              AS OF APRIL 16, 1985
                                       OF
                                 URS DALTON INC

Adopted and as amended by its shareholders entitled to vote for the government of the corporation:

                                   Article I.

                            MEETINGS OF SHAREHOLDERS

         (a) ANNUAL MEETINGS. The annual meeting of the shareholders of this corporation shall be held at the principal office of the corporation, in Cleveland, Ohio, or any other location designated by the directors, on the third Tuesday in January of each year, at 10:00 A.M., if not a legal holiday, but if a legal holiday, then on the following Tuesday at the same hour, or at such other time in the month of January as designated by the Board of Directors.

         (b) SPECIAL MEETINGS of the shareholders of this corporation shall be called by the Secretary, pursuant to a resolution of the Board of Directors, or upon the written request of two directors, or by shareholders representing 25% of the shares issued and entitled to vote. Calls for special meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

         (c) NOTICE OF MEETINGS. A written or printed notice of the annual or any special meeting of the shareholders, stating the time and place and the objects thereof shall be given to each shareholder entitled to vote at such meeting appearing an the books of the corporation by personal delivery or by mailing same to his address as the same appears on the records of the corporation or of its Transfer Agent, or Agents, at least seven (7) day before any such meeting, provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat.

         All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares.

         (d) QUORUM. A majority in number of the shares authorized, issued and outstanding, represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of shareholders, but less than such majority may adjourn the meeting any business may be transacted which might have been transacted if the meeting had been as originally called.

         (e) PROXIES. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing, subscribed by each shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

                                  Article II.

                                      SEAL

         The seal of the corporation shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word "SEAL" engraved across the center. It shall remain in the custody of the Secretary, and it or a facsimile thereof shall be if affixed to all certificates of the corporation's shares. If deemed advisable by the Board of Directors, a duplicate seal may be kept and used by any other officer of the corporation, or by any Transfer Agent of its shares.

                                  Article III.

                                     SHARES

         SECTION 1.--CERTIFICATES. Certificates evidencing the ownership of shares of the corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Vice--President, and of the Secretary or an Assistant Secretary, the seal of the corporation, and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

         SECTION 2.--TRANSFERS. (a) The shares may be transferred on the proper books of the corporation by the registered holders thereof, or by their attorneys legally constituted, or their legal representatives, by surrender of the certificate therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint such Transfer Agents or Registrars of shares as it may deem advisable, and may define their powers and duties.

         (b) All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by any two of the following officers, to-wit: the President or a Vice-President, and the Treasurer or Secretary, or an Assistant Treasurer or an Assistant Secretary; or by any person or persons thereunto authorized by the Board of Directors.

         SECTION 3.--LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the corporation a bond, with surety or sureties satisfactory to the corporation in such sum as said Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in such matters pursuant to the statute made and provided.

         SECTION 4.--CLOSING OF TRANSFER BOOKS. The share transfer books of the corporation may be closed by order of the Board of Directors for a period not exceeding ten (10) days prior to any meeting of the shareholders, and for a period not exceeding ten (10) days prior to the payment of any dividend. The times during which the books may be closed shall, from time to time, be fixed by the Board of Directors.

                                  Article IV.

                                   DIRECTORS

         The number of directors shall be fixed by the shareholders annually, but there shall not be less than five (5) directors, each of whom shall be holders of Class II voting stock throughout his term. A majority of the directors of the Board of Directors of whatever numerical size must be holders of Class II voting shares through their terms. Directors who are not holders of Class II voting shares shall not exceed three (3) in number at any time.

         Directors shall hold office until the expiration of the term for which they were elected and shall continue in office until their respective successors have been duly elected and qualified.

                                   Article V.

                             VACANCIES IN THE BOARD

         A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause deemed sufficient by the Board, by the affirmative vote of two-thirds (2/3) of the remaining directors, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of a successor.

                                  Article VI.

                                REGULAR MEETINGS

         Regular meetings of the Board of Directors shall be held on such dates as the Board may designate.

                                  Article VII.

                                SPECIAL MEETINGS

         Special meetings of the Board of Directors shall be called by the Secretary and held at the request of the President or any two of the directors.

                                 Article VIII.

                               NOTICE OF MEETINGS

         The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.

                                Article VIII(A).

                               VOTE OF DIRECTORS

         Each member of the Board of Directors shall have one (1) vote. Except as otherwise provided, the affirmative vote of a majority of the total number of directors in office at a meeting at which a quorum is present shall be necessary to take official action. In the absence of a meeting the official action of the Board of Directors may be taken by unanimous written consent of all the members of the Board in office at that time.

                                  Article IX.

                                     QUORUM

         A majority of the Directors in office at the time shall constitute a quorum at all meetings thereof.

                                   Article X.

                                PLACE OF MEETINGS

         The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may, from time to time, determine.

                                   Article XI.

                                  COMPENSATION

         Directors may be allowed such compensation and expenses as the Board of Directors may determine. Members of either executive or special committees may be allowed such additional compensation and expenses as the Board of Directors may determine. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                  Article XII.

                              ELECTION OF OFFICERS

         At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of the shareholders, and at any special meeting provided in Article VII, the Board of Directors shall elect officers of the corporation (including the President) and designate and appoint such subordinate officers and employees as it shall determine. They may also appoint an executive committee or committees from their number and define their powers and duties.

                                  Article XIII.

                                    OFFICERS

         The officers of this corporation shall be a President, who need not be a director, and also one or more Vice-Presidents, a Secretary and a Treasurer who may or may not be directors. Said officers shall be chosen by the Board of Directors, and shall hold office for one year, and until their successors are elected and qualified. Additional Vice-Presidents may be elected from time to time as determined by the Directors who may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers and agents of the corporation as it may from time to time determine. The officers of this corporation may also include a Chairman of the Board, and should there be a Vice Chairman of the Board, both shall be Directors.

         Any officer or employee elected or appointed by the Board of Directors, other than that of director, may be removed at any time upon vote of the majority of the whole Board of Directors.

         The same person may hold more than one office, other than that of President and Vice-President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer.

         In case of the absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, provided a majority of the whole Board of Directors concur therein.

                                  Article XIV.

                               DUTIES OF OFFICERS

         (a) PRESIDENT. The President shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the affairs of the corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to him from time to time by the Board of Directors.

         (b) VICE-PRESIDENT. The Vice-President shall perform all duties of the President in his absence or during his inability to act, and shall have such other and further powers, and shall perform such other and further duties as may be assigned to him by the Board of Directors.

         (c) SECRETARY. The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders and make a proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, and shall take charge of the seal of the corporation, and generally perform such duties as may be required by the Board of Directors.

         (d) TREASURER. The Treasurer shall have the custody of the funds and securities of the corporation which may come into his hands, and shall do with the same as may be ordered by the Board of Directors. When necessary or proper he may endorse on behalf of the corporation for collection, checks, notes and other obligations. He shall deposit the funds of the corporation to its credit in such banks and depositaries as the Board of Directors may, from time to time, designate. The fiscal year of the corporation shall be co-extensive with the calendar year. He shall submit to the annual meeting of the shareholders, a statement of the financial condition of the corporation, and whenever required by the Board of Directors, shall make and render a statement of his accounts, and such other statements as may be required. He shall keep in books of the corporation, full and accurate accounts of all moneys received and paid by him for account of the corporation. He shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         (e) CHAIRMAN OF THE BOARD. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors, and shall, in general, perform all duties incident to the office of the Chairman of the Board and such other duties as may be assigned to him by the Board of Directors.

         (f) VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if present, shall preside at all meetings of the Board of Directors when the Chairman of the Board is not present, and shall, in general, perform all duties incident to the office of Vice Chairman of the Board, all duties of the Chairman of the Board when he is not available, and such other duties as may be assigned to the Vice Chairman of the Board by the Board of Directors.

                                  ARTICLE XV.

                               ORDER OF BUSINESS

          1.      Call meeting to order.

          2.      Selection of chairman and secretary.

          3.      Proof of notice of meeting.

          4.      Roll call, including filing of proxies with secretary.

          5.      Appointment of tellers.

          6.      Reading and disposal of previously unapproved minutes.

          7.      Reports of officers and committees.

          8. If annual meeting, or meeting called for that purpose, election of directors.

          9.      Unfinished business.

         10.      New business.

         11.      Adjournment.

         This order may be changed by the affirmative vote of a majority in interest of the shareholders present.

                                  Article XVI.

                                   AMENDMENTS

         These regulations may be adopted, amended or repealed by the affirmative vote of two-thirds (2/3) of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written assent of the owners of two-thirds (2/3) of the shares of the corporation entitled to vote thereon.

         Thereupon, the following written assent to the adoption of the code of regulations aforesaid was entered in these minutes and subscribed by all of the shareholders of this corporation.

                                 Article XVII.

                               INDEMNIFICATION OF
                             OFFICERS AND DIRECTORS

         The Corporation shall indemnify any director or officer, or a former director or officer, of the Corporation, or any person who is serving or has served at its request as an officer or director of another corporation, against expenses (including attorneys' fees), judgments, decrees, fines, penalties, amounts paid in settlement and other liabilities incurred in connection with the defense of any pending or threatened action, suit, or proceeding, whether criminal, civil, administrative or investigative, to which such director or officer is or could reasonably expect to be made a party by reason of being or having been such director or officer, provided:

         (a) that such person was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Corporation or the corporations of which he was a director or officer;

         (b) that he acted in good faith in what he reasonably believed to be the best interests of the Corporation; and,

         (c) that, in any matter, the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

         The determination as to (a), (b) and (c) above shall be made: (1) by the Board of Directors by a majority vote of a quorum of directors, all of whom shall be eligible to vote regardless of their present or past involvement as parties to or threatened with such action, suit, or proceeding, or any other action, suit, or proceeding arising from the same or similar operative facts or
(2) if such a quorum is not obtainable, or even if obtainable if a majority of such quorum of directors so directs, by independent legal counsel (compensated by the Corporation) to whom the matter may be referred by the directors.

         The Board of Directors, whether a disinterested quorum exists or not, may advance expenses to any such person for the defense of any such action, suit, or proceeding, or threat thereof, prior to any final disposition thereof, upon receipt of a satisfactory undertaking by such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the Corporation as herein authorized.

         The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction or plea of guilty of nolo contendere shall not create a presumption that such person did not meet the standards of conduct referred to above.

         To the extent that any such person has been successful on the merits, on procedural grounds, or otherwise with respect to any such action, suit, or proceeding, or in the defense of any claim, issued or matter therein, such person shall be indemnified against expenses incurred in connection therewith without the determination specified above.

         The indemnification provided by this Article shall not be deemed exclusive of, or in any way to limit, any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of stockholders, or otherwise, with respect to action in his official capacity, and shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the Ohio Revised Code.

                                 Article XVIII.

                                  FISCAL YEAR

         The fiscal year for this corporation is November 1 through October 31 each year.

                                WRITTEN CONSENT
                                       OF
                              THE SOLE STOCKHOLDER
                                       OF
                          URS CONSULTANTS, INC. - OHIO

                              As of March 21, 1995

The undersigned, being the sole stockholder of URS Consultants, Inc. - Ohio, an Ohio corporation (the "Corporation"), does hereby adopt the following resolutions:

AMENDMENT OF THE BYLAWS OF THE CORPORATION

         WHEREAS, the first paragraph of Article IV of the bylaws of the corporation, as amended, states that:

                  "The number of directors which shall constitute the whole Board of Directors shall be four until such time as said Board may be increased or decreased by a vote of the stockholders."; and

         WHEREAS, it is in the best interests of the corporation to amend its bylaws to decrease the number of directors from four to three;

         NOW, THEREFORE, BE IT RESOLVED, that the first paragraph of Article IV of the bylaws of the Corporation shall be further amended to read in full as follows:

                  "The number of directors which shall constitute the whole Board of Directors shall be three until such time as said Board may be increased or decreased by a vote of the stockholders."

ELECTION OF DIRECTORS

         RESOLVED, that the following individuals be and they hereby are elected as Directors of the Corporation to serve until their removal or resignation or the election and qualification of their successors at the next annual meeting or otherwise:

                  Martin M. Koffel
                  Kent P. Ainsworth
                  Irwin L. Rosenstein

This Written Consent shall be filed with the proceedings of the stockholders of the Corporation.

Dated as of March 21, 1995

                                        URS Consultants, Inc., a Delaware
                                        Corporation

                                        By: /s/ KENT P. AINSWORTH
                                            ---------------------------
                                            Kent P. Ainsworth
                                            Chief Financial Officer and
                                            Secretary